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                                                        EXHIBIT 11
                                         COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                                       For the Period Ended
                                                                                            March 31
                                                                                       1995            1994
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Earnings per common and common equivalent share

Net income (loss) available to common and equivalent shares                       $(  283,960)    $    21,456

Weighted average common shares outstanding                                          1,632,776       1,503,305
Adjustments
  Assumed issuance of shares purchased under stock
    option and stock purchase plans                                                     7,313         114,780
  Assumed exercise of warrants                                                         50,000          14,046
  Assumed conversion of:
    Class A Variable Rate Cumulative Convertible Preferred Stock                    4,894,463        4,894,463
    Class B Variable Rate Cumulative Convertible Preferred Stock                      299,929          428,266

Total common and equivalent shares                                                  6,884,481        6,954,860

Earnings (loss) per common and equivalent share                                $(         .04)   $           -


Fully diluted earnings per common and common equivalent share

Net income (loss) available to common and equivalent share                        $(  283,960)      $   21,456

Weighted average common shares outstanding                                          1,632,776        1,503,305
Adjustments
  Assumed issuance of shares purchased under stock
    option and stock purchase plans                                                     7,313          114,780
  Assumed exercise of warrants                                                         50,000           14,046
  Assumed conversion of:
    Class A Variable Rate Cumulative Convertible Preferred Stock                    4,894,463        4,894,463
    Class B Variable Rate Cumulative Convertible Preferred Stock                      299,929          428,266

Total common and equivalent shares                                                  6,884,481        6,954,860

Earnings (loss) per common and equivalent share                                $(         .04)   $           -
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